Date: August 1, 2025
XENIA HOTELS & RESORTS REPORTS SECOND QUARTER 2025 RESULTS
Orlando, FL – August 1, 2025 – Xenia Hotels & Resorts, Inc. (NYSE: XHR) (“Xenia” or the “Company”) today announced results for the quarter ended June 30, 2025.
Second Quarter 2025 Highlights
•Net Income: Net income attributable to common stockholders was $55.2 million, or $0.56 per share
•Adjusted EBITDAre: $79.5 million, increased 16.3% compared to the second quarter of 2024
•Adjusted FFO per Diluted Share: $0.57, increased 9.6% compared to the second quarter of 2024
•Same-Property Occupancy: 72.3%, increased 140 basis points compared to the second quarter of 2024
•Same-Property ADR: $270.42, increased 2.0% compared to the second quarter of 2024
•Same-Property RevPAR: $195.51, increased 4.0% compared to the second quarter of 2024
•Same-Property Hotel EBITDA: $84.0 million, increased 22.2% compared to the second quarter of 2024
•Same-Property Hotel EBITDA Margin: 29.4%, increased 269 basis points compared to the second quarter of 2024
•Transaction Activity: In April, the Company sold the 545-room Fairmont Dallas for $111.0 million, or approximately $203,670 per key.
•Dividends: The Company declared its second quarter dividend of $0.14 per share for stockholders of record on June 30, 2025.
•Capital Markets Activities: The Company repurchased a total of 2,948,912 shares of common stock at a weighted-average price of $12.10 per share for a total consideration of approximately $35.7 million.
Year-to-Date 2025 Highlights
•Net Income: Net income attributable to common stockholders was $70.7 million, or $0.71 per share
•Adjusted EBITDAre: $152.5 million, increased 14.1% compared to the same period in 2024
•Adjusted FFO per Diluted Share: $1.08, increased 13.7% compared to the same period in 2024
•Same-Property Occupancy: 71.0%, increased 180 basis points compared to the same period in 2024

•Same-Property ADR: $272.88, increased 2.7% compared to the same period in 2024

•Same-Property RevPAR: $193.66, increased 5.4% compared to the same period in 2024

•Same-Property Hotel EBITDA: $158.5 million, increased 16.6% compared to the same period in 2024
•Same-Property Hotel EBITDA Margin: 28.2%, increased 157 basis points compared to the same period in 2024
•Capital Markets Activity: In the first half of the year, the Company repurchased a total of 5,682,061 shares of common stock at a weighted-average price of $12.58 per share for a total consideration of approximately $71.5 million.

“Our second quarter results surpassed our expectations, as both revenues and Hotel EBITDA increased significantly compared to the same period last year,” said Marcel Verbaas, Chair and Chief Executive Officer of Xenia. “Early performance at the recently renovated and upbranded Grand Hyatt Scottsdale Resort continues to be encouraging and was the main driver of our 4% Same-Property RevPAR increase for the quarter. Additionally, strong group business demand drove substantial food and beverage revenue increases throughout the portfolio, including at Grand Hyatt Scottsdale Resort, resulting in an 11% increase in Same-Property Total RevPAR compared to the second quarter of last year. The majority of our second-quarter outperformance was the result of outsized gains in highly-profitable catering revenues that substantially exceeded our expectations at a number of our group-oriented hotels which, when coupled with lower-than-expected expense growth across our portfolio, fueled solid operating margins and Hotel EBITDA growth.”
“Looking ahead, the second half of the year is shaping up consistent with our prior expectations,” continued Mr. Verbaas. “Group business continues to be a bright spot and is expected to be particularly strong in the fourth quarter. Meanwhile, corporate transient demand is continuing to recover slowly while leisure demand continues to normalize. Given these trends, we have increased our full-year guidance for Adjusted EBITDAre and Adjusted FFO to reflect our outperformance in the second quarter and an unchanged outlook for the second half of the year. We continue to be optimistic regarding the future growth prospects for our high-quality portfolio and our ability to drive shareholder value through superior capital allocation decisions, including the successful disposition of Fairmont Dallas and the repurchase of almost 3 million shares of our common stock in the second quarter at an attractive valuation.”

Operating Results
The Company’s results include the following:

	Three Months Ended June 30,
	2025	2024	Change
	($ amounts in thousands, except hotel statistics and per share amounts)
Net income attributable to common stockholders	$55,157	$15,338	259.6%
Net income per share available to common stockholders - basic and diluted	$0.56	$0.15	273.3%

Same-Property Number of Hotels(1)	30	30	—
Same-Property Number of Rooms(1)(6)	8,868	8,863	5
Same-Property Occupancy(1)	72.3%	70.9%	140	bps
Same-Property Average Daily Rate(1)	$270.42	$265.16	2.0%
Same-Property RevPAR(1)	$195.51	$187.95	4.0%
Same-Property Total RevPAR(1)(2)	$354.50	$319.44	11.0%
Same-Property Hotel EBITDA(1)(3)	$84,027	$68,747	22.2%
Same-Property Hotel EBITDA Margin(1)(3)	29.4%	26.7%	269	bps

Total Portfolio Number of Hotels(4)	30	32	(2)
Total Portfolio Number of Rooms(4)(6)	8,868	9,515	(647)
Total Portfolio RevPAR(5)	$192.51	$185.69	3.7%

Adjusted EBITDAre(3)	$79,543	$68,417	16.3%
Adjusted FFO(3)	$57,406	$53,700	6.9%
Adjusted FFO per diluted share(3)	$0.57	$0.52	9.6%
1."Same-Property” includes all hotels owned as of June 30, 2025 and also includes renovation disruption for multiple capital projects during the periods presented.
2.Total Revenues per available room for the period presented.
3.EBITDA, EBITDAre, Adjusted EBITDAre, FFO, Adjusted FFO, and Same-Property Hotel EBITDA and Hotel EBITDA Margin are non-GAAP financial measures. See definitions and tables later in this press release for how we define these non-GAAP financial measures and for reconciliations from net income to Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA"), EBITDA for Real Estate ("EBITDAre"), Adjusted EBITDAre, Funds From Operations ("FFO"), Adjusted FFO, Same-Property Hotel EBITDA and Hotel EBITDA Margin.
4.As of end of periods presented.
5.Results of all hotels as owned during the periods presented, including the results of hotels sold or acquired for the actual period of ownership by the Company.
6.Five rooms were added to inventory at Grand Hyatt Scottsdale Resort in the first quarter 2025.

	Six Months Ended June 30,
	2025	2024	Change
	($ amounts in thousands, except hotel statistics and per share amounts)
Net income attributable to common stockholders	$70,742	$23,872	196.3%
Net income per share available to common stockholders - basic and diluted	$0.71	$0.23	208.7%

Same-Property Number of Hotels(1)	30	30	—
Same-Property Number of Rooms(1)(6)	8,868	8,863	5
Same-Property Occupancy(1)	71.0%	69.2%	180	bps
Same-Property Average Daily Rate(1)	$272.88	$265.64	2.7%
Same-Property RevPAR(1)	$193.66	$183.82	5.4%
Same-Property Total RevPAR(1)(2)	$349.85	$316.07	10.7%
Same-Property Hotel EBITDA(1)(3)	$158,477	$135,874	16.6%
Same-Property Hotel EBITDA Margin(1)(3)	28.2%	26.7%	157	bps

Total Portfolio Number of Hotels(4)	30	32	(2)
Total Portfolio Number of Rooms(4)(6)	8,868	9,515	(647)
Total Portfolio RevPAR(5)	$190.59	$181.28	5.1%

Adjusted EBITDAre(3)	$152,485	$133,668	14.1%
Adjusted FFO(3)	$109,466	$99,198	10.4%
Adjusted FFO per diluted share(3)	$1.08	$0.95	13.7%
1."Same-Property” includes all hotels owned as of June 30, 2025 and also includes renovation disruption for multiple capital projects during the periods presented.
2.Total Revenues per available room for the period presented.
3.EBITDA, EBITDAre, Adjusted EBITDAre, FFO, Adjusted FFO, and Same-Property Hotel EBITDA and Hotel EBITDA Margin are non-GAAP financial measures. See definitions and tables later in this press release for how we define these non-GAAP financial measures and for reconciliations from net income to Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA"), EBITDA for Real Estate ("EBITDAre"), Adjusted EBITDAre, Funds From Operations ("FFO"), Adjusted FFO, Same-Property Hotel EBITDA and Hotel EBITDA Margin.
4.As of end of periods presented.
5.Results of all hotels as owned during the periods presented, including the results of hotels sold or acquired for the actual period of ownership by the Company.
6.Five rooms were added to inventory at Grand Hyatt Scottsdale Resort in the first quarter 2025.

Liquidity and Balance Sheet
As of June 30, 2025, the Company had total outstanding debt of approximately $1.4 billion with a weighted-average interest rate of 5.67%. The Company had approximately $173 million of cash and cash equivalents, including hotel working capital, and full availability on its revolving line of credit, resulting in total liquidity of approximately $673 million as of June 30, 2025. In addition, the Company held approximately $78 million of restricted cash and escrows at the end of the second quarter.
Capital Markets
In the quarter, the Company repurchased 2,948,912 shares of common stock at a weighted-average price of $12.10 per share for a total consideration of approximately $35.7 million. Year-to-date, the Company repurchased 5,682,061 shares of common stock at a weighted-average price of $12.58 per share for a total consideration of approximately $71.5 million. The Company currently has $146.4 million in capacity remaining under its repurchase authorization inclusive of the additional $100 million authorized by the Company's Board of Directors in the second quarter 2025. The Company did not issue any shares of its common stock through its At-The-Market ("ATM") program in the quarter and had $200 million of remaining availability as of June 30, 2025.
Transactions
As previously disclosed, in April the Company sold the 545-room Fairmont Dallas for $111.0 million, or approximately $203,670 per key. The sale price represented a 8.6x multiple and a 10.0% capitalization rate on the property’s Hotel EBITDA and Net Operating Income for the twelve months ended February 28, 2025, respectively. These transaction price metrics are exclusive of an estimated $80 million of near-term capital expenditures. Net proceeds from the sale will be utilized for general corporate purposes, which may include debt repayments, potential acquisitions consistent with the Company’s strategy, and/or share repurchases under the Company’s existing authorization.
Capital Expenditures
During the three and six months ended June 30, 2025, the Company invested $18.5 million and $50.8 million in portfolio improvements, respectively. These amounts are inclusive of capital expenditures related to the substantial completion of the transformative renovation of Grand Hyatt Scottsdale Resort.
The Company made significant progress in the second quarter on select upgrades to guest rooms at a number of properties including Renaissance Atlanta Waverly Hotel & Convention Center, Marriott San Francisco Airport Waterfront, Hyatt Centric Key West Resort & Spa, Hyatt Regency Santa Clara, Grand Bohemian Hotel Mountain Brook, Grand Bohemian Hotel Charleston and Kimpton RiverPlace Hotel. This work will continue throughout the year and is being done based on hotel seasonality and is expected to result in minimal disruption. Work is expected to commence in the fourth quarter on a limited room renovation at Fairmont Pittsburgh and a renovation of the M Club at Marriott Dallas Downtown.
At Grand Hyatt Scottsdale Resort, the Company began work on improvements to the building façade and parking lot in the second quarter with completion expected in the third quarter. Additionally, the Company continues to perform significant infrastructure upgrades at ten hotels this year, including façade waterproofing, chiller replacements, elevator and escalator modernization projects and fire alarm system upgrades.
Current Full Year 2025 Outlook and Guidance
The Company has updated its full year 2025 outlook. The range below reflects the Company's limited visibility in forecasting due to macroeconomic uncertainty and is based on the current economic environment and does not take into account any unanticipated impacts to the business or operations. Furthermore, this guidance assumes no additional acquisitions, dispositions, equity issuances, or share and/or senior note repurchases. The Same-Property (30 Hotel) RevPAR change shown includes all hotels owned as of August 1, 2025.

	Current Full Year 2025 Guidance		Variance to Prior Guidance
	Low End	High End	Low End	High End
	($ in millions, except stats and per share data)
Net Income	$58	$72	$15	$3
Same-Property (30 Hotel) RevPAR Change (vs. 2024)	3.50%	5.50%	1.00%	(1.00)%
Adjusted EBITDAre	$249	$263	$14	$2
Adjusted FFO	$166	$180	$14	$2
Adjusted FFO per Diluted Share	$1.66	$1.80	$0.16	$0.05
Capital Expenditures	$75	$85	$—	$—

Current full year 2025 guidance is inclusive of the following assumptions:
•Capital expenditures are expected to have minimal disruption to revenues. Final capital expenditures related to the transformative renovation of Grand Hyatt Scottsdale Resort are included in guidance.

•General and administrative expense of approximately $24 million, excluding non-cash share-based compensation - an increase of $1 million from prior guidance
•Interest expense of approximately $81 million, excluding non-cash loan related costs - no change from prior guidance
•Income tax expense of approximately $2 million - no change from prior guidance

•99.9 million weighted-average diluted shares/units - a decrease of 1.7 million shares/units from prior guidance
Second Quarter 2025 Earnings Call
The Company will conduct its quarterly conference call on Friday, August 1, 2025 at 10:00 AM Eastern Time. To participate in the conference call, please dial (833) 470-1428, access code 728188. Additionally, a live webcast of the conference call will be available through the Company’s website, www.xeniareit.com. A replay of the conference call will be archived and available online through the Investor Relations section of the Company’s website for 90 days.
About Xenia Hotels & Resorts, Inc.
Xenia Hotels & Resorts, Inc. is a self-advised and self-administered REIT that invests in uniquely positioned luxury and upper upscale hotels and resorts with a focus on the top 25 lodging markets as well as key leisure destinations in the United States. The Company owns 30 hotels and resorts comprising 8,868 rooms across 14 states. Xenia’s hotels are in the luxury and upper upscale segments, and are operated and/or licensed by industry leaders such as Marriott, Hyatt, Kimpton, Fairmont, Loews, Hilton, and The Kessler Collection. For more information on Xenia’s business, refer to the Company website at www.xeniareit.com.
This press release, together with other statements and information publicly disseminated by the Company, contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with these safe harbor provisions. Forward-looking statements are not historical facts but are based on certain assumptions of management and describe the Company's future plans, strategies and expectations. Forward-looking statements are generally identifiable by use of words such as "may," "could," "expect," "intend," "plan," "seek," "anticipate," "believe," "estimate," "guidance," "predict," "potential," "continue," "likely," "will," "would," "illustrative," references to "outlook" and "guidance" and variations of these terms and similar expressions, or the negative of these terms or similar expressions. Forward-looking statements in this press release include, among others, statements about our strategies or plans, our performance relative to the industry and/or peers, or other future events, the outlook related to macroeconomic factors, our beliefs or expectations relating to our future performance including our 2025 outlook and guidance, results of operations and financial conditions and the timing of renovations and capital expenditures projects and the potential impact on the same due to the imposition of reciprocal and retaliatory tariffs. Such forward-looking statements are necessarily based upon estimates and assumptions that, while considered reasonable by us and our management, are inherently uncertain. As a result, our actual results, performance or achievements may differ materially from those expressed or implied by these forward-looking statements, which are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond the Company's control and which could materially affect actual results, performances or achievements. Factors that may cause actual results to differ materially from current expectations include, but are not limited to, (i) general economic uncertainty and a contraction in the U.S. or global economy or low levels of economic growth; (ii) macroeconomic and other factors beyond our control that can adversely affect and reduce demand for hotel rooms, food and beverage services, and/or meeting facilities, such as wars, global conflicts and geopolitical unrest, changes in trade policy, other political conditions or uncertainty, actual or threatened terrorist or cyber-attacks, mass casualty events, government shutdowns and closures, travel-related health concerns, global outbreaks of pandemics (such as the COVID-19 pandemic) or contagious diseases, or fear of such outbreaks, weather and climate-related events, such as hurricanes, tornadoes, floods, wildfires, and droughts, and natural or man-made disasters; (iii) inflation and inflationary pressures which increases labor costs and other costs of providing services to guests and complying with hotel brand standards, as well as costs related to construction and other capital expenditures including increased costs due to the imposition of tariffs on imported goods, property and other taxes, and insurance costs which could result in reduced operating profit margins; (iv) bank failures and concerns over a potential domestic and/or global recession; (v) the Company’s dependence on third-party managers of its hotels, including its inability to directly implement strategic operational business decisions; (vi) risks associated with the hotel industry, including competition, increases in wages and benefits, energy costs and other operating costs, cyber incidents, information technology failures, downturns in general and local economic conditions, prolonged periods of civil unrest in our markets, and disruption caused by cancellation of or delays in the completion of anticipated demand generators; (vii) the availability and terms of financing and capital and the general volatility of securities markets; (viii) risks associated with the real estate industry, including environmental contamination and costs of complying with the Americans with Disabilities Act and similar laws; (ix) interest rate changes; (x) ability to successfully negotiate amendments and covenant waivers with its unsecured and secured indebtedness; (xi) the Company's ability to comply with covenants, restrictions, and limitations in any existing or revised loan agreements with our unsecured and secured lenders; (xii) the possible failure of the Company to qualify as a REIT and the risk of changes in laws affecting REITs; (xiii) the possibility of uninsured or underinsured losses, including those relating to natural disasters, terrorism, government shutdowns and closures, civil unrest, or cyber incidents; (xiv) risks associated with redevelopment and repositioning projects, including disruption, delays and cost overruns; (xv) levels of spending in business and leisure segments as well as consumer confidence; (xvi) declines in occupancy and average daily rate; (xvii) the seasonal and cyclical nature of the real estate and hospitality businesses; (xviii) changes in distribution arrangements, such as through online travel intermediaries; (xix) relationships with labor unions and changes in labor laws, including increases to minimum wages and/or work rule requirements; (xx) the impact of changes in the tax code and uncertainty as to how some of those changes may be applied; (xxi) monthly cash expenditures and the uncertainty around predictions; (xxii) labor shortages; (xxiii) disruptions in supply chains resulting in delays or inability to procure required products; and (xiv) the risk factors discussed in the Company’s Annual Report on Form 10-K, as updated in its Quarterly Reports. Accordingly, there is no assurance that the Company's expectations will be realized. We caution you not to place undue reliance on any forward-looking statements, which are made only as of the date of this press release. We do not undertake or assume any obligation to update publicly any of these forward-looking statements to reflect actual results, new information or future events, changes in assumptions or changes in other factors affecting forward-looking statements, except to the extent required by applicable law. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

For further information about the Company’s business and financial results, please refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of the Company’s SEC filings, including, but not limited to, its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, copies of which may be obtained at the Investor Relations section of the Company’s website at www.xeniareit.com.
All information in this press release is as of the date of its release. The Company undertakes no duty to update the statements in this press release to conform the statements to actual results or changes in the Company’s expectations.
Availability of Information on Xenia's Website
Investors and others should note that Xenia routinely announces material information to investors and the marketplace using U.S. Securities and Exchange Commission (SEC) filings, press releases, public conference calls, webcasts, and the Investor Relations section of Xenia's website. While not all the information that the Company posts to the Xenia website is of a material nature, some information could be deemed to be material. Accordingly, the Company encourages investors, the media, and others interested in Xenia to review the information that it shares at the Investor Relations link located on www.xeniareit.com. Users may automatically receive email alerts and other information about the Company when enrolling an email address by visiting "Investor Email Alerts" in the "Corporate Overview" section of Xenia’s Investor Relations website at www.xeniareit.com.

Contact:
Atish Shah, Executive Vice President and Chief Financial Officer, Xenia Hotels & Resorts, (407) 246-8100
For additional information or to receive press releases via email, please visit our website at www.xeniareit.com.

Xenia Hotels & Resorts, Inc.
Condensed Consolidated Balance Sheets
As of June 30, 2025 and December 31, 2024
($ amounts in thousands, except per share data)

	June 30, 2025	December 31, 2024
Assets:	(Unaudited)
Investment properties:
Land	$472,648	$455,907
Buildings and other improvements	3,140,539	3,188,885
Total	$3,613,187	$3,644,792
Less: accumulated depreciation	(1,088,910)	(1,053,971)
Net investment properties	$2,524,277	$2,590,821
Cash and cash equivalents	172,609	78,201
Restricted cash and escrows	78,384	65,381
Accounts and rents receivable, net of allowance for doubtful accounts	35,592	25,758
Intangible assets, net of accumulated amortization	4,853	4,856
Deferred tax assets	5,171	5,345
Other assets	54,201	61,254
Total assets	$2,875,087	$2,831,616
Liabilities:
Debt, net of loan premiums, discounts and unamortized deferred financing costs	$1,423,681	$1,334,703
Accounts payable and accrued expenses	96,683	102,896
Distributions payable	13,994	12,566
Other liabilities	78,780	101,118
Total liabilities	$1,613,138	$1,551,283
Commitments and Contingencies
Stockholders' equity:
Common stock, $0.01 par value, 500,000,000 shares authorized, 95,780,393 and 101,310,135 shares issued and outstanding as of June 30, 2025 and December 31, 2024, respectively	$958	$1,013
Additional paid in capital	1,851,433	1,921,006
Accumulated other comprehensive income	274	925
Accumulated distributions in excess of net earnings	(636,480)	(679,841)
Total Company stockholders' equity	$1,216,185	$1,243,103
Non-controlling interests	45,764	37,230
Total equity	$1,261,949	$1,280,333
Total liabilities and equity	$2,875,087	$2,831,616

Xenia Hotels & Resorts, Inc.
Condensed Consolidated Statements of Operations and Comprehensive Income
For the Three and Six Months Ended June 30, 2025 and 2024
(Unaudited)
($ amounts in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Revenues:
Rooms revenues	$158,497	$160,786	$318,363	$313,910
Food and beverage revenues	102,186	89,080	206,885	181,853
Other revenues	26,896	23,038	51,258	44,629
Total revenues	$287,579	$272,904	$576,506	$540,392
Expenses:
Rooms expenses	39,156	39,028	78,478	77,221
Food and beverage expenses	65,626	60,634	132,153	121,114
Other direct expenses	7,338	6,757	14,059	12,844
Other indirect expenses	68,674	69,749	139,687	137,382
Management and franchise fees	10,156	9,651	22,120	20,284
Total hotel operating expenses	$190,950	$185,819	$386,497	$368,845
Depreciation and amortization	32,631	31,823	65,823	63,787
Real estate taxes, personal property taxes and insurance	11,928	13,340	25,657	26,833
Ground lease expense	527	837	1,358	1,623
General and administrative expenses	10,822	10,341	19,733	20,599
Gain on business interruption insurance	—	—	—	(745)
Other operating expenses	224	377	1,077	1,207
Impairment and other losses	279	100	279	350
Total expenses	$247,361	$242,637	$500,424	$482,499
Operating income	$40,218	$30,267	$76,082	$57,893
Gain on sale of investment properties	39,953	—	39,953	—
Other income	1,695	1,945	4,259	4,372
Interest expense	(21,926)	(20,245)	(42,977)	(40,603)
Net income before income taxes	$59,940	$11,967	$77,317	$21,662
Income tax (expense) benefit	(1,379)	4,146	(2,249)	3,418
Net income	$58,561	$16,113	$75,068	$25,080
Net income attributable to non-controlling interests	(3,404)	(775)	(4,326)	(1,208)
Net income attributable to common stockholders	$55,157	$15,338	$70,742	$23,872

Xenia Hotels & Resorts, Inc.
Condensed Consolidated Statements of Operations and Comprehensive Income - Continued
For the Three and Six Months Ended June 30, 2025 and 2024
(Unaudited)
($ amounts in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Basic and diluted income per share:
Net income per share available to common stockholders - basic and diluted	$0.56	$0.15	$0.71	$0.23
Weighted-average number of common shares (basic)	97,690,231	101,963,677	99,171,413	101,961,559
Weighted-average number of common shares (diluted)	98,082,028	102,348,982	99,592,741	102,357,116

Comprehensive income:
Net income	$58,561	$16,113	$75,068	$25,080
Other comprehensive income:
Unrealized gain (loss) on interest rate derivative instruments	(14)	694	(238)	2,953
Reclassification adjustment for amounts recognized in net income (interest expense)	(153)	(1,128)	(438)	(2,260)
	$58,394	$15,679	$74,392	$25,773
Comprehensive income attributable to non-controlling interests	(3,395)	(754)	(4,301)	(1,272)
Comprehensive income attributable to the Company	$54,999	$14,925	$70,091	$24,501

Non-GAAP Financial Measures
The Company considers the following non-GAAP financial measures to be useful to investors as key supplemental measures of its operating performance: EBITDA, EBITDAre, Adjusted EBITDAre, Same-Property Hotel EBITDA, Same-Property Hotel EBITDA Margin, FFO, Adjusted FFO, and Adjusted FFO per diluted share. These non-GAAP financial measures should be considered along with, but not as alternatives to, net income or loss, operating profit, cash from operations, or any other operating performance measure as prescribed per GAAP.
EBITDA, EBITDAre and Adjusted EBITDAre
EBITDA is a commonly used measure of performance in many industries and is defined as net income or loss (calculated in accordance with GAAP) excluding interest expense, provision for income taxes (including income taxes applicable to sale of assets) and depreciation and amortization. The Company considers EBITDA useful to investors in evaluating and facilitating comparisons of its operating performance between periods and between REITs by removing the impact of its capital structure (primarily interest expense) and asset base (primarily depreciation and amortization) from its operating results, even though EBITDA does not represent an amount that accrues directly to common stockholders. In addition, EBITDA is used as one measure in determining the value of hotel acquisitions and dispositions and, along with FFO and Adjusted FFO, is used by management in the annual budget process for compensation programs.
The Company calculates EBITDAre in accordance with standards established by the National Association of Real Estate Investment Trusts ("Nareit"). Nareit defines EBITDAre as EBITDA plus or minus losses and gains on the disposition of depreciated property, including gains or losses on change of control, plus impairments of depreciated property and of investments in unconsolidated affiliates caused by a decrease in the value of depreciated property in the affiliate, and adjustments to reflect the entity's share of EBITDAre of unconsolidated affiliates.
The Company further adjusts EBITDAre to exclude the impact of non-controlling interests in consolidated entities other than its Operating Partnership Units because its Operating Partnership Units may be redeemed for common stock. The Company also adjusts EBITDAre for certain additional items such as depreciation and amortization related to corporate assets, terminated transaction and pre-opening expenses, amortization of share-based compensation, non-cash ground rent and straight-line rent expense, the cumulative effect of changes in accounting principles, and other costs it believes do not represent recurring operations and are not indicative of the performance of its underlying hotel property entities. The Company believes it is meaningful for investors to understand Adjusted EBITDAre attributable to all common stock and unit holders. The Company believes Adjusted EBITDAre attributable to common stock and unit holders provides investors with another useful financial measure in evaluating and facilitating comparison of operating performance between periods and between REITs that report similar measures.
Same-Property Hotel EBITDA and Same-Property Hotel EBITDA Margin
Same-Property hotel data includes the actual operating results for all hotels owned as of the end of the reporting period. The Company then adjusts the Same-Property hotel data for comparability purposes by including pre-acquisition operating results of asset(s) acquired during the period, which provides investors a basis for understanding the acquisition(s) historical operating trends and seasonality. The pre-acquisition operating results for the comparable period are obtained from the seller and/or manager of the hotel(s) during the acquisition due diligence process and have not been audited or reviewed by our independent auditors. The Company further adjusts the Same-Property hotel data to remove dispositions during the respective reporting periods, and, in certain cases, hotels that are not fully open due to significant renovation, re-positioning, or disruption or whose room counts have materially changed during either the current or prior year as these historical operating results are not indicative of or expected to be comparable to the operating performance of the hotel portfolio on a prospective basis.
Same-Property Hotel EBITDA represents net income or loss excluding: (1) interest expense, (2) income taxes, (3) depreciation and amortization, (4) corporate-level costs and expenses, (5) terminated transaction and pre-opening expenses, and (6) certain state and local excise taxes resulting from ownership structure. The Company believes that Same-Property Hotel EBITDA provides investors a useful financial measure to evaluate hotel operating performance excluding the impact of capital structure (primarily interest expense), asset base (primarily depreciation and amortization), income taxes, and corporate-level expenses (corporate expenses and terminated transaction costs). The Company believes property-level results provide investors with supplemental information on the ongoing operational performance of its hotels and the effectiveness of third-party management companies that operate our business on a property-level basis. Same-Property Hotel EBITDA Margin is calculated by dividing Same-Property Hotel EBITDA by Same-Property Total Revenues.

As a result of these adjustments the Same-Property hotel data presented does not represent the Company's total revenues, expenses, operating profit or net income and should not be used to evaluate performance as a whole. Management compensates for these limitations by separately considering the impact of these excluded items to the extent they are material to operating decisions or assessments of operating performance. Our consolidated statements of operations and comprehensive income include such amounts, all of which should be considered by investors when evaluating our performance.
We include Same-Property hotel data as supplemental information for investors. Management believes that providing Same-Property hotel data is useful to investors because it represents comparable operations for our portfolio as it exists at the end of the respective reporting periods presented, which allows investors and management to evaluate the period-to-period performance of our hotels and facilitates comparisons with other hotel REITs and hotel owners. In particular, these measures assist management and investors in distinguishing whether increases or decreases in revenues and/or expenses are due to growth or decline of operations at Same-Property hotels or from other factors, such as the effect of acquisitions or dispositions.
FFO and Adjusted FFO
The Company calculates FFO in accordance with standards established by Nareit, as amended in the 2018 Restatement White Paper, which defines FFO as net income or loss (calculated in accordance with GAAP), excluding real estate-related depreciation, amortization and impairments, gains or losses from sales of real estate, the cumulative effect of changes in accounting principles, similar adjustments for unconsolidated partnerships and consolidated variable interest entities, and items classified by GAAP as extraordinary. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, most industry investors consider presentations of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. The Company believes that the presentation of FFO provides useful supplemental information to investors regarding operating performance by excluding the effect of real estate depreciation and amortization, gains or losses from sales for real estate, impairments of real estate assets, extraordinary items and the portion of these items related to unconsolidated entities, all of which are based on historical cost accounting and which may be of lesser significance in evaluating current performance. The Company believes that the presentation of FFO can facilitate comparisons of operating performance between periods and between REITs, even though FFO does not represent an amount that accrues directly to common stockholders. The calculation of FFO may not be comparable to measures calculated by other companies who do not use the Nareit definition of FFO or do not calculate FFO per diluted share in accordance with Nareit guidance. Additionally, FFO may not be helpful when comparing Xenia to non-REITs. The Company presents FFO attributable to common stock and unit holders, which includes its Operating Partnership Units because its Operating Partnership Units may be redeemed for common stock. The Company believes it is meaningful for investors to understand FFO attributable to common stock and unit holders.
The Company further adjusts FFO for certain additional items that are not in Nareit’s definition of FFO such as terminated transaction and pre-opening expenses, amortization of debt origination costs and share-based compensation, non-cash ground rent and straight-line rent expense, and other items we believe do not represent recurring operations. The Company believes that Adjusted FFO provides investors with useful supplemental information that may facilitate comparisons of ongoing operating performance between periods and between REITs that make similar adjustments to FFO and is beneficial to investors’ complete understanding of our operating performance.
Adjusted FFO per diluted share
The diluted weighted-average common share count used for the calculation of Adjusted FFO per diluted share differs from diluted weighted-average common share count used to derive net income or loss per share available to common stockholders. The Company calculates Adjusted FFO per diluted share by dividing the Adjusted FFO by the diluted weighted-average number of shares of common stock outstanding plus the weighted-average vested Operating Partnership Units. Any anti-dilutive securities are excluded from the diluted earnings per share calculation.

Xenia Hotels & Resorts, Inc.
Reconciliation of Net Income to EBITDA, EBITDAre, Adjusted EBITDAre and Same-Property Hotel EBITDA
For the Three Months Ended June 30, 2025 and 2024
(Unaudited)
($ amounts in thousands)

	Three Months Ended June 30,
	2025	2024
Net income	$58,561	$16,113
Adjustments:
Interest expense	21,926	20,245
Income tax expense (benefit)	1,379	(4,146)
Depreciation and amortization	32,631	31,823
EBITDA	$114,497	$64,035
Impairment of investment properties	279	—
Gain on sale of investment properties	(39,953)	—
EBITDAre	$74,823	$64,035

Reconciliation to Adjusted EBITDAre
Depreciation and amortization related to corporate assets	$(44)	$(83)
Gain on insurance recoveries(1)	—	(437)
Amortization of share-based compensation expense	4,579	4,675
Non-cash ground rent and straight-line rent expense	2	(129)
Other non-recurring expenses(2)	183	356
Adjusted EBITDAre attributable to common stock and unit holders	$79,543	$68,417
Corporate-level costs and expenses	5,416	5,284
Pro forma hotel adjustments, net(3)	(932)	(4,954)
Same-Property Hotel EBITDA attributable to common stock and unit holders(4)	$84,027	$68,747
1.During the three months ended June 30, 2024, the Company recorded $0.4 million of insurance proceeds in excess of recognized losses related to casualty losses at certain properties. These amounts are included in other income on the condensed consolidated statements of operations and comprehensive income for the period then ended.
2.During the three months ended June 30, 2024, the Company recognized $0.3 million of pre-opening expenses and recognized $0.1 million of repair and clean up costs related to damage sustained at one property.
3.Includes adjustments for revenues and expenses from hotels that were acquired or sold during the periods presented.
4.See the reconciliation of Total Revenues and Total Hotel Operating Expenses on a consolidated GAAP basis to Total Same-Property Revenues and Total Same-Property Hotel Operating Expenses and the calculation of Same-Property Hotel EBITDA and Hotel EBITDA Margin for the three months ended June 30, 2025 and 2024 on page 20.

Xenia Hotels & Resorts, Inc.
Reconciliation of Net Income to EBITDA, EBITDAre, Adjusted EBITDAre and Same-Property Hotel EBITDA
For the Six Months Ended June 30, 2025 and 2024
(Unaudited)
($ amounts in thousands)

	Six Months Ended June 30,
	2025	2024
Net income	$75,068	$25,080
Adjustments:
Interest expense	42,977	40,603
Income tax expense (benefit)	2,249	(3,418)
Depreciation and amortization	65,823	63,787
EBITDA	$186,117	$126,052
Impairment of investment properties	279	—
Gain on sale of investment properties	(39,953)	—
EBITDAre	$146,443	$126,052

Reconciliation to Adjusted EBITDAre
Depreciation and amortization related to corporate assets	$(127)	$(163)
Gain on insurance recoveries(1)	(548)	(1,447)
Amortization of share-based compensation expense	7,205	8,572
Non-cash ground rent and straight-line rent expense	(11)	(267)
Other non-recurring expenses(2)	(477)	921
Adjusted EBITDAre attributable to common stock and unit holders	$152,485	$133,668
Corporate-level costs and expenses	11,747	11,777
Pro forma hotel level adjustments, net(3)	(5,755)	(9,571)
Same-Property Hotel EBITDA attributable to common stock and unit holders(4)	$158,477	$135,874
1.During the six months ended June 30, 2025, the Company recorded $0.5 million of insurance proceeds in excess of recognized losses related to casualty losses at one property. During the six months ended June 30, 2024, the Company recorded $1.4 million of insurance proceeds in excess of recognized losses related to casualty losses at certain properties. These amounts are included in other income on the condensed consolidated statements of operations and comprehensive income for the periods then ended.
2.During the six months ended June 30, 2025, the Company purchased the land associated with a ground lease resulting in the recognition of a $1.1 million net gain related to the write off of the associated right-of-use asset and lease liability and recognized $0.5 million of pre-opening expenses. During the six months ended June 30, 2024, the Company recognized $0.6 million of pre-opening expenses and recognized $0.3 million of repair and clean up costs related to damage sustained at one property.
3.Includes adjustments for revenues and expenses from hotels that were acquired or sold during the periods presented.
4.See the reconciliation of Total Revenues and Total Hotel Operating Expenses on a consolidated GAAP basis to Total Same-Property Revenues and Total Same-Property Hotel Operating Expenses and the calculation of Same-Property Hotel EBITDA and Hotel EBITDA Margin for the six months ended June 30, 2025 and 2024 on page 20.

Xenia Hotels & Resorts, Inc.
Reconciliation of Net Income to FFO and Adjusted FFO
For the Three Months Ended June 30, 2025 and 2024
(Unaudited)
($ amounts in thousands)

	Three Months Ended June 30,
	2025	2024
Net income	$58,561	$16,113
Adjustments:
Depreciation and amortization related to investment properties	32,587	31,740
Impairment of investment properties	279	—
Gain on sale of investment properties	(39,953)	—
FFO attributable to common stock and unit holders	$51,474	$47,853

Reconciliation to Adjusted FFO
Gain on insurance recoveries(1)	—	(437)
Loan related costs, net of adjustment related to non-controlling interests(2)	1,168	1,382
Amortization of share-based compensation expense	4,579	4,675
Non-cash ground rent and straight-line rent expense	2	(129)
Other non-recurring expenses(3)	183	356
Adjusted FFO attributable to common stock and unit holders	$57,406	$53,700
Weighted-average shares outstanding - Diluted(4)	100,088	104,062
Adjusted FFO per diluted share	$0.57	$0.52
1.During the three months ended June 30, 2024, the Company recorded $0.4 million of insurance proceeds in excess of recognized losses related to casualty losses at certain properties. These amounts are included in other income on the condensed consolidated statements of operations and comprehensive income for the period then ended.
2.Loan related costs include amortization of debt premiums, discounts and deferred loan origination costs.
3.During the three months ended June 30, 2024, the Company recognized $0.3 million of pre-opening expenses and recognized $0.1 million of repair and clean up costs related to damage sustained at one property.
4.Diluted weighted-average number of shares of common stock outstanding plus the weighted-average vested Operating Partnership Units for the respective periods presented in thousands.

Xenia Hotels & Resorts, Inc.
Reconciliation of Net Income to FFO and Adjusted FFO
For the Six Months Ended June 30, 2025 and 2024
(Unaudited)
($ amounts in thousands)

	Six Months Ended June 30,
	2025	2024
Net income	$75,068	$25,080
Adjustments:
Depreciation and amortization related to investment properties	65,696	63,624
Impairment of investment properties	279	—
Gain on sale of investment properties	(39,953)	—
FFO attributable to common stock and unit holders	$101,090	$88,704

Reconciliation to Adjusted FFO
Gain on insurance recoveries(1)	(548)	(1,447)
Loan related costs, net of adjustment related to non-controlling interests(2)	2,207	2,715
Amortization of share-based compensation expense	7,205	8,572
Non-cash ground rent and straight-line rent expense	(11)	(267)
Other non-recurring expenses(3)	(477)	921
Adjusted FFO attributable to common stock and unit holders	$109,466	$99,198
Weighted-average shares outstanding - Diluted(4)	101,539	104,034
Adjusted FFO per diluted share	$1.08	$0.95
1.During the six months ended June 30, 2025, the Company recorded $0.5 million of insurance proceeds in excess of recognized losses related to casualty losses at one property. During the six months ended June 30, 2024, the Company recorded $1.4 million of insurance proceeds in excess of recognized losses related to casualty losses at certain properties. These amounts are included in other income on the condensed consolidated statements of operations and comprehensive income for the periods then ended.
2.Loan related costs include amortization of debt premiums, discounts and deferred loan origination costs.
3.During the six months ended June 30, 2025, the Company purchased the land associated with a ground lease resulting in the recognition of a $1.1 million net gain related to the write off of the associated right-of-use asset and lease liability and recognized $0.5 million of pre-opening expenses. During the six months ended June 30, 2024, the Company recognized $0.6 million of pre-opening expenses and recognized $0.3 million of repair and clean up costs related to damage sustained at one property.
4.Diluted weighted-average number of shares of common stock outstanding plus the weighted-average vested Operating Partnership Units for the respective periods presented in thousands.

Xenia Hotels & Resorts, Inc.
Reconciliation of Net Income to Adjusted EBITDAre
for Current Full Year 2025 Guidance
($ amounts in millions)

Guidance Midpoint
Full Year
Net income	$65
Adjustments:
Interest expense(1)	86
Income tax expense	2
Depreciation and amortization	131
EBITDA	$284
Gain on sale of investment property	(40)
EBITDAre	$244
Amortization of share-based compensation expense	14
Other(2)	(2)
Adjusted EBITDAre	$256

Reconciliation of Net Income to Adjusted FFO
for Current Full Year 2025 Guidance
($ amounts in millions)

Guidance Midpoint
Full Year
Net income	$65
Adjustments:
Depreciation and amortization related to investment properties	131
Gain on sale of investment property	(40)
FFO	$156
Amortization of share-based compensation expense	14
Other(1)(2)	3
Adjusted FFO	$173
1.Includes non-cash loan amortization costs.
2.Includes below market ground rent and net gain on write-off of lease liability and right-of-use asset.

Xenia Hotels & Resorts, Inc.
Debt Summary as of June 30, 2025
(Unaudited)
($ amounts in thousands)

	Rate Type	Rate(1)		Maturity Date	Outstanding as of June 30, 2025
Mortgage Loans
Grand Bohemian Hotel Orlando, Autograph Collection	Fixed	4.53%		March 2026	$52,677
Marriott San Francisco Airport Waterfront	Fixed	4.63%		May 2027	104,865
Andaz Napa	Fixed(2)	5.72%		January 2028	54,582
Total Mortgage Loans		4.88%	(3)		$212,124
Corporate Credit Facilities
Corporate Credit Facility Term Loan	Variable(4)	6.23%		November 2028	$225,000
Corporate Credit Facility Term Loan	Variable(4)	6.23%		November 2028	100,000
Revolving Credit Facility	Variable(5)	6.23%		November 2028	—
Total Corporate Credit Facilities					$325,000
2029 Senior Notes $500M	Fixed	4.88%		June 2029	500,000
2030 Senior Notes $400M	Fixed	6.63%		May 2030	400,000
Loan premiums, discounts and unamortized deferred financing costs, net(6)					(13,443)
Total Debt, net of loan premiums, discounts and unamortized deferred financing costs		5.67%	(3)		$1,423,681
1.Represents annual interest rates.
2.A variable interest loan for which SOFR has been fixed through January 1, 2027, after which the rate reverts to variable.
3.Weighted-average interest rate.
4.A variable interest loan for which the credit spread may vary, as it is determined by the Company's leverage ratio.
5.The Revolving Credit Facility has a total capacity of $500 million. The spread to SOFR may vary, as it is determined by the Company's leverage ratio.
6.Includes loan premiums, discounts and deferred financing costs, net of accumulated amortization.

Xenia Hotels & Resorts, Inc.
Same-Property(1) Hotel EBITDA and Hotel EBITDA Margin
For the Three and Six Months Ended June 30, 2025 and 2024
($ amounts in thousands)

	Three Months Ended June 30,				Six Months Ended June 30,
	2025	2024		Change	2025	2024		Change
Same-Property Occupancy(1)	72.3%	70.9%	140	bps	71.0%	69.2%	180	bps
Same-Property Average Daily Rate(1)	$270.42	$265.16		2.0%	$272.88	$265.64		2.7%
Same-Property RevPAR(1)	$195.51	$187.95		4.0%	$193.66	$183.82		5.4%
Same-Property Revenues(1):
Rooms revenues	$157,771	$151,585		4.1%	$310,830	$296,501		4.8%
Food and beverage revenues	101,476	83,957		20.9%	200,342	170,450		17.5%
Other revenues	26,834	22,100		21.4%	50,344	42,872		17.4%
Total Same-Property revenues	$286,081	$257,642		11.0%	$561,516	$509,823		10.1%
Same-Property Expenses(1):
Rooms expenses	$39,064	$36,635		6.6%	$76,617	$72,490		5.7%
Food and beverage expenses	65,354	57,906		12.9%	129,279	115,356		12.1%
Other direct expenses	7,337	6,566		11.7%	14,059	12,435		13.1%
Other indirect expenses	67,820	64,889		4.5%	135,149	127,702		5.8%
Management and franchise fees	10,049	9,235		8.8%	21,649	19,456		11.3%
Real estate taxes, personal property taxes and insurance	11,898	12,814		(7.1)%	24,910	25,606		(2.7)%
Ground lease expense	532	850		(37.4)%	1,376	1,649		(16.6)%
Gain on business interruption insurance	—	—		—%	—	(745)		(100.0)%
Total Same-Property hotel operating expenses	$202,054	$188,895		7.0%	$403,039	$373,949		7.8%
Same-Property Hotel EBITDA(1)	$84,027	$68,747		22.2%	$158,477	$135,874		16.6%
Same-Property Hotel EBITDA Margin(1)	29.4%	26.7%	269	bps	28.2%	26.7%	157	bps
1.“Same-Property” includes all properties owned as of June 30, 2025 and includes renovation disruption for multiple capital projects during the periods presented. The following is a reconciliation of Total Revenues and Total Hotel Operating Expenses consolidated on a GAAP basis to Total Same-Property Revenues and Total Same-Property Hotel Operating Expenses for the three and six months ended June 30, 2025 and 2024.

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Total Revenues - GAAP	$287,579	$272,904	$576,506	$540,392
Pro forma hotel level adjustments(a)	(1,498)	(15,262)	(14,990)	(30,569)
Total Same-Property Revenues	$286,081	$257,642	$561,516	$509,823

Total Hotel Operating Expenses - GAAP	$190,950	$185,819	$386,497	$368,845
Real estate taxes, personal property taxes and insurance	11,928	13,340	25,657	26,833
Ground lease expense, net(b)	532	850	1,376	1,649
Other income	(4)	(361)	(12)	(686)
Gain on business interruption insurance	—	—	—	(745)
Corporate-level costs and expenses	(603)	(453)	(1,062)	(965)
Pro forma hotel level adjustments, net(a)	(749)	(10,300)	(9,417)	(20,982)
Total Same-Property Hotel Operating Expenses	$202,054	$188,895	$403,039	$373,949
a.Includes adjustments for revenues and expenses from hotels that were acquired or sold during the periods presented.
b.Excludes non-cash ground rent expense.

Xenia Hotels & Resorts, Inc.
Same-Property(1) Historical Operating Data
($ amounts in thousands, except ADR and RevPAR)

2025	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
Occupancy	69.6%	72.3%
ADR	$275.47	$270.42
RevPAR	$191.80	$195.51

Hotel Revenues	$275,435	$286,081
Hotel EBITDA	$74,450	$84,027
Hotel EBITDA Margin	27.0%	29.4%

2024	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
Occupancy	67.5%	70.9%	67.3%	64.8%	67.6%
ADR	$266.14	$265.16	$244.24	$260.43	$259.03
RevPAR	$179.70	$187.95	$164.44	$168.81	$175.18

Hotel Revenues	$252,181	$257,642	$227,812	$248,855	$986,490
Hotel EBITDA	$67,127	$68,747	$46,617	$59,197	$241,688
Hotel EBITDA Margin	26.6%	26.7%	20.5%	23.8%	24.5%

1."Same-Property” includes all hotels owned as of June 30, 2025 and also includes disruption from multiple capital projects during the periods presented.

Xenia Hotels & Resorts, Inc.
Same-Property(1) Portfolio Data by Market, Ranked by Hotel EBITDA

Market(2)	% of 2024 Hotel EBITDA(3)	Number of Hotels	Number of Rooms (4)(5)
Houston, TX	17%	3	1,223
Orlando, FL	17%	2	1,027
San Diego, CA	8%	2	486
Atlanta, GA	8%	2	649
Nashville, TN	6%	1	346
San Francisco/San Mateo, CA	5%	1	688
Florida Keys, FL	5%	1	120
Dallas, TX	4%	1	416
Portland, OR	4%	2	685
Washington, DC-MD-VA	3%	1	365
San Jose/Santa Cruz, CA	3%	1	505
Phoenix, AZ	3%	2	615
Savannah, GA	2%	2	226
California Wine Country, CA	2%	1	141
California Central Coast, CA	2%	1	97
Pittsburgh, PA	2%	1	185
Birmingham, AL	2%	1	99
Denver, CO	2%	1	205
Salt Lake City/Ogden, UT	2%	1	225
Philadelphia, PA	1%	1	230
Louisiana South, LA	1%	1	285
Charleston, SC	1%	1	50
Same-Property Portfolio(1)	100%	30	8,868
1."Same-Property” includes all hotels owned as of June 30, 2025 and also includes renovation disruption for multiple capital projects during the period presented.
2.As defined by STR, Inc.
3.Hotel EBITDA, Same-Property Hotel EBITDA, and Hotel EBITDA Margin are non-GAAP financial measures. See definitions earlier in this press release for how we define these non-GAAP financial measures.
4.As of June 30, 2025.
5.Five rooms were added to inventory at Grand Hyatt Scottsdale Resort in the first quarter 2025.

Xenia Hotels & Resorts, Inc.
Same-Property(1) Portfolio Data by Market
For the Three Months Ended June 30, 2025 and 2024

	Three Months Ended			Three Months Ended
	June 30, 2025			June 30, 2024			% Change
Market(2)	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	RevPAR
Houston, TX	64.9%	$231.64	$150.36	69.3%	$227.68	$157.89	(4.8)%
Orlando, FL	82.8%	226.44	187.44	79.1%	222.22	175.88	6.6%
San Diego, CA	68.9%	367.01	253.01	69.1%	347.00	239.66	5.6%
Atlanta, GA	72.1%	251.89	181.58	74.9%	242.35	181.52	—%
Nashville, TN	75.8%	367.81	278.84	73.0%	401.42	293.03	(4.8)%
San Francisco/San Mateo, CA	81.8%	219.10	179.25	79.3%	209.95	166.42	7.7%
Florida Keys, FL	87.2%	502.62	438.23	80.1%	531.09	425.45	3.0%
Dallas, TX	66.0%	216.08	142.57	80.3%	203.52	163.34	(12.7)%
Portland, OR	66.8%	186.15	124.33	69.6%	205.20	142.88	(13.0)%
Washington, DC-MD-VA	72.6%	320.02	232.21	74.7%	305.99	228.68	1.5%
San Jose/Santa Cruz, CA	63.4%	241.69	153.28	57.9%	245.53	142.16	7.8%
Phoenix, AZ	62.3%	347.46	216.57	36.8%	352.20	129.76	66.9%
Savannah, GA	89.6%	254.10	227.65	85.6%	274.63	235.17	(3.2)%
California Wine Country, CA	77.9%	442.62	344.83	76.9%	434.39	333.95	3.3%
California Central Coast, CA	80.7%	476.31	384.52	77.3%	452.18	349.47	10.0%
Pittsburgh, PA	80.9%	325.82	263.70	75.4%	274.31	206.81	27.5%
Birmingham, AL	79.6%	359.26	286.08	81.0%	363.55	294.34	(2.8)%
Denver, CO	73.8%	379.19	279.82	73.1%	387.05	283.08	(1.2)%
Salt Lake City/Ogden, UT	71.3%	212.12	151.33	76.2%	204.34	155.71	(2.8)%
Philadelphia, PA	81.1%	232.05	188.08	75.7%	242.06	183.21	2.7%
Louisiana South, LA	60.7%	201.36	122.22	59.0%	199.71	117.79	3.8%
Charleston, SC	87.8%	463.82	407.24	89.1%	455.20	405.58	0.4%
Same-Property(1) Portfolio	72.3%	$270.42	$195.51	70.9%	$265.16	$187.95	4.0%
1."Same-Property” includes all hotels owned as of June 30, 2025 and also includes renovation disruption for multiple capital projects during the periods presented.
2.As defined by STR, Inc.

Xenia Hotels & Resorts, Inc.
Same-Property(1) Portfolio Data by Market
For the Six Months Ended June 30, 2025 and 2024

	Six Months Ended			Six Months Ended
	June 30, 2025			June 30, 2024			% Change
Market(2)	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	RevPAR
Houston, TX	67.3%	$231.37	$155.78	69.1%	$233.44	$161.33	(3.4)%
Orlando, FL	84.0%	245.45	206.29	82.0%	246.28	201.92	2.2%
San Diego, CA	65.4%	359.15	234.80	64.7%	340.80	220.62	6.4%
Atlanta, GA	72.5%	252.60	183.01	69.9%	241.58	168.85	8.4%
Nashville, TN	71.3%	345.89	246.68	65.0%	369.58	240.41	2.6%
San Francisco/San Mateo, CA	80.6%	221.75	178.64	78.3%	212.32	166.22	7.5%
Florida Keys, FL	89.7%	583.23	523.13	86.0%	600.85	516.59	1.3%
Dallas, TX	64.2%	229.31	147.31	77.3%	202.53	156.63	(6.0)%
Portland, OR	64.1%	177.00	113.46	67.5%	195.27	131.87	(14.0)%
Washington, DC-MD-VA	69.1%	314.50	217.16	68.5%	287.32	196.70	10.4%
San Jose/Santa Cruz, CA	63.3%	249.98	158.20	59.4%	250.01	148.49	6.5%
Phoenix, AZ	60.9%	412.63	251.28	41.9%	410.63	172.17	45.9%
Savannah, GA	81.4%	251.73	205.02	83.1%	263.85	219.26	(6.5)%
California Wine Country, CA	69.7%	382.87	266.77	70.1%	372.45	261.03	2.2%
California Central Coast, CA	76.5%	438.24	335.18	68.7%	426.94	293.18	14.3%
Pittsburgh, PA	72.0%	282.17	203.18	66.1%	255.67	169.10	20.2%
Birmingham, AL	78.4%	343.51	269.18	75.5%	356.39	269.08	—%
Denver, CO	70.2%	357.15	250.79	66.3%	355.93	236.03	6.3%
Salt Lake City/Ogden, UT	70.3%	202.50	142.45	71.5%	202.84	145.06	(1.8)%
Philadelphia, PA	75.2%	203.65	153.13	68.5%	208.39	142.83	7.2%
Louisiana South, LA	60.8%	235.72	143.37	60.9%	211.19	128.72	11.4%
Charleston, SC	84.0%	432.98	363.80	84.8%	415.37	352.43	3.2%
Same-Property(1) Portfolio	71.0%	$272.88	$193.66	69.2%	$265.64	$183.82	5.4%
1."Same-Property” includes all hotels owned as of June 30, 2025 and also includes renovation disruption for multiple capital projects during the periods presented.
2.As defined by STR, Inc.